Exhibit 99.1

ZAGG Inc. Reports Fourth Quarter and Full Year 2010 Financial Results

•	Record revenue for the fourth quarter of $29.3 million, an increase of 157% year over year and up 27% sequentially.

•	Adjusted EBITDA for the fourth quarter was $6.6 million or $0.27 per share versus $1.7 million or $0.07 per share for Q4 2009, an increase of 281%.

•
Net income attributable to stockholders for the quarter was $3.4 million or $0.13 per diluted share for the fourth quarter 2010 versus $0.3 million or $0.01 for the fourth quarter 2009, an increase of $0.12 per share year-over-year.

•	For the full year, net income attributable to stockholders was $10.0 million versus $3.4 million in 2009, an increase of 195% year-over-year.

SALT LAKE CITY, March 14, 2011--(BUSINESS WIRE)--ZAGG Inc. (NASDAQ:ZAGG - News) (www.ZAGG.com), a leading producer of mobile electronics accessories including the popular invisibleSHIELD™ and ZAGGaudio™ brands, today announced financial results for the fourth quarter and full year ended December 31, 2010.

Financial Results

Revenue for the fourth quarter was $29.3 million, an increase of 157% from the fourth quarter of 2009, and a 27% sequential increase as compared to the third quarter of 2010.  Revenue for the full year was $76.1 million, a 98% increase from $38.4 million in 2009.

Gross profit for the fourth quarter was $13.4 million, or 46% of sales, compared to $6.1 million, or 54% of sales in the fourth quarter of 2009.  Gross profit for the full year was $37.4 million, or 49% of sales, compared to $22.1 million, or 58% of sales in 2009.

Net income attributable to stockholders for the fourth quarter was $3.4 million or $0.13 per share as compared to net income attributable to stockholders of $0.3 million or $0.01 per share in the fourth quarter of 2009.  Net income attributable to stockholders for the full year was $10.0 million or $0.41 per diluted share as compared to net income attributable to stockholders of $3.4 million or $0.15 per diluted share in the prior year.

“The 2010 holiday season was very strong for ZAGG’s product line, and our newest product, the ZAGGmate for the Apple iPad, was extremely well received” said Robert G. Pedersen II, CEO and President.  “ZAGG benefited from a number of popular device introductions in 2010, as well as the expansion of our indirect channel, and new product introductions throughout the year.”

Business Highlights

During the fourth quarter, ZAGG introduced the ZAGGmate, a protective and functional companion to the Apple® iPad® that accentuates both the appearance and utility of Apple’s innovative device. Made from aircraft-grade aluminum, the patent-pending ZAGGmate is a protective case, featuring a simple and innovative hinge stand for viewing and typing in portrait and landscape mode, with a version containing a built-in wireless Bluetooth® keyboard.  The ZAGGmate was first made available in select national big box retail locations on Black Friday, November 26th, and shortly afterward began shipping to online customers.

Adjusted EBITDA

ZAGG considers earnings before other income or expense; income tax provision; impairment losses; depreciation and amortization; and share-based compensation expense related to stock and stock options (“Adjusted EBITDA”) to be important financial indicators of the Company’s operational strength and the performance of its business.  These results should be considered in addition to results prepared in accordance with generally accepted accounting principles (“GAAP”), but should not be considered as a substitute for, or superior to, GAAP results.

A reconciliation of the differences between Adjusted EBITDA and the most comparable financial measure calculated and presented in accordance with GAAP, being net income attributable to stockholders, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Condensed Consolidated Statements of Operations included below.

Adjusted EBITDA for the fourth quarter of 2010 was $6.6 million or $0.27 per diluted share versus $1.7 million or $0.07 per diluted share in the fourth quarter of 2009.  For the full year, Adjusted EBITDA was $18.2 million or $0.75 per diluted share versus $7.3 million or $0.32 per diluted share in the prior year.

Our Form 10-K is due to be filed on March 31, 2011 and therefore we have not completed our financial reporting process.  As such, there may be some adjustments to the financial statements contained herein as we complete our internal control over financial reporting and issuance of our Form 10-K.

Conference Call

A conference call will be held today at 6:00 p.m. Eastern Time to review these results.  Participants may access via the Internet at the event website and on the Company website at: www.ZAGG.com. The call will be available for replay for 30 days by dialing 1-877-660-6853 and entering account number 286 and call ID number 368473. A podcast of the event will also be available online or via Investor Calendar’s RSS feed.

Non-GAAP Financial Disclosure

Investors are cautioned that the Adjusted EBITDA, or earnings/(loss) before other income/(expense), taxes, depreciation and amortization, impairment losses and stock-based compensation, and adjusted EBITDA per common share information contained in this press release are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Statement

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in filings made by the company with the Securities and Exchange Commission.

ZAGG INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2010	2009

ASSETS

Current assets
Cash	$2,373,293	$4,970,756
Accounts receivable, net	17,668,612	5,450,722
Inventories	17,946,948	3,695,840
Prepaid expenses and other current assets	2,620,308	1,909,835
Related party other asset	3,899,910	1,152,500
Deferred income tax assets	2,195,687	255,653

Total current assets	46,704,758	17,435,306

Property and equipment, net	1,496,532	887,705

Deferred income tax assets	-	446,154

Other assets	63,310	9,688

Intangible assets, net	9,167,466	119,627

Total assets	$57,432,066	$18,898,480

LIABILITIES AND EQUITY

Current liabilities
Notes payable	$30,923	$-
Accounts payable	12,122,011	2,781,425
Accrued liabilities	8,271,173	1,252,461
Accrued wages and wage related expenses	302,965	164,495
Deferred revenue	294,931	262,937
Sales returns liability	2,067,671	550,201

Total current liabilities	23,089,674	5,011,519

Deferred income tax liability	1,561,465	-

Total liabilities	24,651,139	5,011,519

Equity

Stockholders' equity
Common stock, $0.001 par value; 50,000,000 shares authorized;
23,925,763 and 21,711,862 shares issued and outstanding, respectively	23,926	21,712
Additional paid-in capital	15,494,836	9,239,285
Cumulative translation adjustment	(59,802)	(112,039)
Retained earnings	14,701,074	4,738,003

Total stockholders' equity	30,160,034	13,886,961

Noncontrolling interest	2,620,893	-

Total equity	32,780,927	13,886,961

Total liabilities and equity	$57,432,066	$18,898,480

ZAGG INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Net sales	$29,252,986	$11,397,588	$76,135,025	$38,361,747
Cost of sales	15,898,108	5,252,598	38,738,077	16,308,501

Gross profit	13,354,878	6,144,990	37,396,948	22,053,246

Operating expenses:
Advertising and marketing	1,508,966	1,676,947	5,067,377	5,845,801
Selling, general and administrative	5,741,856	3,696,282	15,516,149	10,497,394

Total operating expenses	7,250,822	5,373,229	20,583,526	16,343,195

Income from operations	6,104,056	771,761	16,813,422	5,710,051

Other income (expense):
Interest expense	-	(166,791)	(242,617)	(231,445)
Interest and other income	(11,106)	(106,548)	6,593	34,833

Total other (expense) income	(11,106)	(273,339)	(236,024)	(196,612)

Income before provision for income taxes	6,092,950	498,422	16,577,398	5,513,439

Income tax provision	(2,726,500)	(247,578)	(6,649,740)	(2,132,010)

Net income	3,366,450	250,844	9,927,658	3,381,429

Net loss attributable to noncontrolling interest	35,414	-	35,414	-

Net income attributable to stockholders	$3,401,864	$250,844	$9,963,072	$3,381,429

Earnings per share attributable to stockholders:

Basic earnings per common share attributable to stockholders	$0.14	$0.01	$0.44	$0.16

Diluted earnings per common share attributable to stockholders	$0.13	$0.01	$0.41	$0.15

Weighted average number of shares outstanding - basic	23,702,509	21,701,829	22,518,441	20,633,812

Weighted average number of shares outstanding - diluted	25,769,060	23,852,584	24,435,827	22,989,039

ZAGG INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principals (GAAP).  In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address.  We present this financial information because we believe that it is helpful to some investors as one measure of our operations.  We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

		Three months ended		Twelve months ended
		December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Net income attributable to stockholders in accordance with GAAP		$3,401,864	$250,844	$9,963,072	$3,381,429

Add/(less):

a.	Impairment of notes receivable and related interest	-	712,000	-	712,000
b.	Stock based compensation expense	316,639	166,011	993,476	664,792
c.	Depreciation and amortization	108,948	71,156	363,292	243,119
d.	Provision for income taxes	2,726,500	247,578	6,649,740	2,132,010
e.	Other expense (income)	11,106	273,339	236,024	196,612

Adjusted EBITDA		$6,565,057	$1,720,928	$18,205,604	$7,329,962

Diluted Adjusted EBITDA per common share		$0.27	$0.07	$0.75	$0.32

Weighted average number of shares outstanding - diluted		24,584,992	23,852,584	24,435,827	22,989,039

Media:

ZAGG Inc.
Nathan Nelson, 801-263-0699 ext. 107
nnelson@zagg.com

or

Investor Relations:
Genesis Select Corp.
Kim Rogers-Carrete, 949-429-7408
krogersc@genesisselect.com

Source: ZAGG Inc.

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